UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2021

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05         Costs Associated With Exit or Disposal Activities.

Consistent with its previously-announced plans intended to improve operational efficiency, on November 14, 2021, the board of directors of Citrix Systems, Inc. (the “Company”) approved a restructuring program (the “Restructuring Program”). The Restructuring Program will include, among other things, the elimination of full-time positions, termination of certain contracts, and asset impairments, primarily related to facilities consolidations. Any position elimination proposals in countries outside the United States will be subject to local law and consultation requirements.

The Company currently expects to record in the aggregate approximately $130 million to $240 million in pre-tax restructuring and asset impairment charges associated with the Restructuring Program. Included in these pre-tax charges are approximately $65 million to $90 million related to employee severance arrangements, approximately $40 million to $75 million related to the impairment of right of use and other assets from the consolidation of facilities, approximately $20 million to $35 million in contract termination costs, approximately $5 million to $40 million related to the impairment of certain acquired intangible assets and other charges associated with the Restructuring Program. The majority of these charges will result in future cash expenditures, and the program is expected to be substantially completed over an approximate eighteen-month period.

Item 2.06         Material Impairments.

The information contained in Item 2.05 is incorporated into this Item 2.06 by reference.

The non-cash impairment charges described in Item 2.05 and incorporated into Item 2.06 by reference are preliminary estimates and the actual amounts may be materially different from these estimates. Given that many of the activities associated with these charges will not be complete until the Company finalizes its fourth quarter 2021 financial statements, the Company cannot reasonably give a further breakdown of these charges as of the date of this Current Report on Form 8-K. The Company expects to provide further detail in its upcoming Annual Report on Form 10-K.

This report contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this report, which are not strictly historical statements, including, without limitation, statements regarding the Company’s plans to improve operational efficiency and the estimated costs, timing and impairment charges associated with the Restructuring Program, constitute forward-looking statements. The forward-looking statements in this report are not guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including the failure to achieve anticipated cost savings from the Restructuring Program and other cost savings initiatives, additional unexpected costs and charges related to the Restructuring Program, and disruptions to execution due to the Restructuring Program, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on any forward-looking statements, which only speak as of the date made. The Company assumes no obligation to update any forward-looking information contained in this report.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Restructuring Program, Paul J. Hough will transition from serving as Executive Vice President and Chief Product Officer of the Company to serving as an advisor to the Company’s Chief Executive Officer effective on November 15, 2021. As part of this transition, on November 12, 2021, the Company entered into an amendment to the existing Executive Agreement with Mr. Hough pursuant to which Mr. Hough will remain entitled to certain payments and accelerated vesting of outstanding equity awards upon termination of his employment with the Company under certain circumstances as provided in the Executive Agreement. A summary of Mr. Hough’s Executive Agreement is set forth in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders filed with the SEC on April 16, 2021 under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control—Other Named Executive Officers,” which summary is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: November 15, 2021	By:	/s/ Antonio G. Gomes
Name: Antonio G. Gomes
Title: Executive Vice President and Chief Legal Officer